SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)....	November 6, 2003
China Broadband Corp.
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)
0-28345	72-1381282
(Commission File Number)	(IRS Employer Identification No.)
1002, Building C, Huiyuan Apartment, Asia Game Village, Beijing, China	100101
(Address of Principal Executive Offices)	(Zip Code)
86-10-6499-1255
(Registrant's Telephone Number, Including Area Code)

(Former name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

Not Applicable

Item 2. Acquisition or Disposition of Assets.

Not Applicable

Item 3. Bankruptcy or Receivership.

Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.

Not Applicable

Item 5. Other Events.

As previously disclosed on a Form 8-K dated October 31, 2003, China Broadband Corp. (the "Registrant") entered into a Share Exchange Agreement ("Agreement") with Big Sky Energy Kazakhstan Ltd. ("BSEK"), an Alberta corporation, and its shareholders of record as of that day. Under the terms of the Agreement, the Registrant forwarded $500,000 to BSEK as a short-term loan which must be repaid within 60 days. As well, the Registrant will be required to issue up to a maximum of 8,000,000 common shares in a share exchange offer with the shareholders of record as of October 27, 2003 of BSEK. The Registrant has retained PetroGlobe (Canada) Ltd. to conduct a fair market valuation on an existing oil and gas lease and the options held on two additional oil and gas leases all of which are in Kazakhstan and are held by BSEK's subsidiary, KoZhaN LLP. The fair market valuation will determine the number of common shares of the Registrant that will be issued to the shareholders of BSEK in exchange for their shares in BSEK. The Registrant will be the sole shareholder of BSEK following the completion of this transaction.

On November 6, 2003, BSEK entered into a Frame Agreement of Jointly Cooperation ("Frame Agreement") with Shengli Oilfield Junwei Pretroleum-Tech Development Co., Ltd., a wholly-owned subsidiary of Sino-pec ("Shengli-Sino-pec"). Under the terms of the Frame Agreement Shengli-Sino-pec will subscribe for 10,000,000 shares of BSEK with a purchase price of $2,300,000. This transaction will give Shengli-Sino-pec 50% ownership in BSEK. These funds will be used to pay a $1,000,000 signature bonus to the Kazakhstan government, $300,000 for historical costs and $1,000,000 to initiate oil production.

The payment schedule of the signature fees and historical costs will be as follows:

-$250,000 before November 25, 2003;

-$500,000 before December 28, 2003;

-$150,000 before January 20, 2003;

-$150,000 within 15 days of BSEK's board of directors approving a working plan; and

-$250,000 when daily production reaches 50 tonnes per day or accumulative production reaches 10,000 tonnes total.

The funds required to initiate oil production will be advanced as per a mutually agreed upon working plan to be approved by the board of BSEK.

Item 6. Resignations of Registrant's Directors.

Not Applicable

Item 7. Financial Statements and Exhibits.

Not Applicable

Item 8. Change in Fiscal Year.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND CORP.
(Registrant)
Date:	November 7, 2003	By:	/s/ Matthew Heysel
Matthew Heysel Chairman, Chief Executive Officer and Director